POWER OF ATTORNEY


Know all persons by these presents, that I, R. Elton Parrish, the undersigned, of Selma, North Carolina, hereby make, constitute and appoint each of Joy Watson, each of Kenly, North Carolina, and Andrew J. Haile, of Greensboro, North Carolina, signing, my true and lawful attorney-in-fact for me and in my me, place and stead, giving under said person full and equal power to act in my name, place and stead, to do the following

(i) Execute for and behalf of myself, in my capacity as an officer and/or director of KS Bancorp, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules

(ii) and regulations adopted thereunder do and perform any and all acts for and on behalf of myself that may be necessary or desirable, as determined by such attorney-in-fact, to complete and execute such Forms 3, 4 or 5 complete and execute any amendment or amendments thereto; and file such forms with the United States Securities and Exchange Commission, any other governmental or administrative authority, and/or any stock exchange or similar authority; and

(iii) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be a benefit to, in the best interest of, and/or legally required by me.

      I hereby grant to each such attorney-in-fact full power and authority to do and perform every act which is required, necessary or proper to be done in the exercise of any of the rights and powers herein granted as I might or could do if personally present, with full power of substitution or revocation, and I hereby ratify and confirm all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Execution by the named attorney-in-fact alone shall be sufficient and shall be deemed my act in whatever capacity I might have so acted in my own right. I acknowledge that the foregoing attorneys-in-fact, and serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

      This Power of Attorney shall remain in full and force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

      This Power of Attorney is effective immediately and shall not be affected by my subsequent incapacity or mental incompetence.


Date:________________		Signature: 	/S/__________________________(SEAL)
                                            R. Elton Parrish







STATE OF NORTH CAROLINA

COUNTY OF JOHNSTON


   On this the ___ day of ________________, 2003, personally appeared before me the said named ___________________, known to me to be the person escribed in and who executed the foregoing instrument, and he acknowledged that he executed the same and, being duly sworn by me, made oath that the statements in the foregoing instrument are true and correct.


                                    _______________________________________
                                    Notary Public


My Commission Expires:

____________________________

(SEAL)